UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 27, 2016

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On July 28, 2016, Central Pacific Financial Corp. issued a press release regarding its results of operations and financial condition for the quarter ended June 30, 2016.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2016, the Board of Directors of Central Pacific Financial Corp. (“CPF”) and Central Pacific Bank (the “Bank”) appointed Mr. Lance Mizumoto, the current President and Chief Banking Officer of CPF and the Bank, to the new executive position of Vice Chair and Chief Operating Officer of CPF and the Bank, effective September 1, 2016.  In connection with his appointment, Mr. Mizumoto’s compensation will not change.  The information required to be disclosed herein by Items 401(b), (d) and (e) and 404(a) of Regulation S-K, including the biographical information regarding Mr. Mizumoto, age 58,  his positions with CPF and the Bank over the last five years, and a description of Mr. Mizumoto’s transactions with CPF and the Bank is set forth in CPF’s definitive proxy statement for its 2016 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 1, 2016, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits
99.1 Press release dated July 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: July 27, 2016	By:	/s/ Glenn K. C. Ching
Glenn K.C. Ching
Executive Vice President, Chief Legal Officer and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 28, 2016